Exhibit 99.1

Contact:	Francis Idehen
Investor Relations
312-394-3967
Paul Adams
Corporate Communications
410-470-4167

EXELON ANNOUNCES FOURTH QUARTER 2014 RESULTS,

PROVIDES 2015 EARNINGS EXPECTATION

CHICAGO (Feb. 13, 2015) — Exelon Corporation (NYSE: EXC) announced fourth quarter 2014 consolidated earnings as follows:

	Full Year		Fourth Quarter
	2014	2013	2014	2013
Adjusted (non-GAAP) Operating
Results:
Net Income ($ millions)	$2,068	$2,149	$421	$427

Diluted Earnings per Share	$2.39	$2.50	$0.48	$0.50

GAAP Results:
Net Income ($ millions)	$1,623	$1,719	$18	$495

Diluted Earnings per Share	$1.88	$2.00	$0.02	$0.58

“Exelon had a strong year, both operationally and financially. We delivered earnings within our guidance range, and our generation fleet and utilities continued to perform at high levels,” said Exelon President and CEO Christopher M. Crane. “We made several investments to grow the company, including the proposed merger with Pepco Holdings, Inc. and the acquisition of Integrys Energy Services, and we continue to strengthen our balance sheet for long-term growth.”

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Fourth Quarter Operating Results

As shown in the table above, Exelon’s adjusted (non-GAAP) operating earnings decreased to $0.48 per share in the fourth quarter of 2014 from $0.50 per share in the fourth quarter of 2013. Earnings in the fourth quarter of 2014 primarily reflected the following negative factors:

•	Unfavorable earnings associated with the December 2014 extension of bonus income tax depreciation impact on Generation’s domestic production activities deduction and ComEd’s distribution and transmission formula earnings, and

•	Unfavorable weather conditions at ComEd and PECO.

These factors were substantially offset by:

•	Higher revenue net of purchased power and fuel at Generation as a result of the cancellation of the Department of Energy spent nuclear fuel disposal fees and the inclusion of Integrys beginning Nov. 1, 2014, and

•	Cost savings from plan design changes for certain Other Post-Employment Benefits (OPEB) plans.

Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2014 do not include the following items (after-tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Exelon Adjusted (non-GAAP) Operating Earnings	$421	$0.48
Mark-to-Market Impact of Economic Hedging Activities	(70)	(0.08)
Unrealized Gains Related to Nuclear Decommissioning Trust (NDT) Fund Investments	24	0.03
Plant Retirements and Divestitures	48	0.06
Merger and Integration Costs	(80)	(0.09)
Reassessment of State Deferred Income Taxes	27	0.03
Amortization of Commodity Contract Intangibles	(22)	(0.03)
Long-Lived Asset Impairments	(337)	(0.39)
Bargain-Purchase Gain on Integrys Acquisition	28	0.03
Tax Settlements	5	0.01
CENG Non-Controlling Interest	(26)	(0.03)

Exelon GAAP Net Income	$18	$0.02

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Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2013 do not include the following items (after-tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Exelon Adjusted (non-GAAP) Operating Earnings	$427	$0.50
Mark-to-Market Impact of Economic Hedging Activities	143	0.16
Unrealized Gains Related to NDT Fund Investments	40	0.05
Plant Retirements and Divestitures	1	—
Merger and Integration Costs	(21)	(0.02)
Reassessment of State Deferred Income Taxes	(4)	—
Amortization of Commodity Contract Intangibles	(75)	(0.09)
Asset Retirement Obligation	(1)	—
Midwest Generation Bankruptcy Charges	(16)	(0.02)
Long-Lived Asset Impairments	1	—

Exelon GAAP Net Income	$495	$0.58

2015 Earnings Outlook

Exelon introduced a guidance range for 2015 adjusted (non-GAAP) operating earnings of $2.25 to $2.55 per share. Operating earnings guidance is based on the assumption of normal weather, which is determined based on historical average heating and cooling degree days for a 30-year period in the respective utilities’ service territories.

The outlook for 2015 adjusted (non-GAAP) operating earnings for Exelon and its subsidiaries excludes the following items:

•	Mark-to-market adjustments from economic hedging activities;

•	Unrealized gains and losses from NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements;

•	Certain costs incurred related to the PHI acquisition;

•	Non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at merger dates;

•	Other unusual items; and

•	One-time impacts of adopting new accounting standards.

Fourth Quarter and Recent Highlights

•

Pepco Holdings, Inc. Merger: On Nov. 20, 2014, the Federal Energy Regulatory Commission (FERC) approved the proposed merger of Exelon and PHI. In addition, on Nov. 21, 2014, Exelon and PHI each certified that it had substantially complied with the Department of Justice request under the Hart-Scott-Rodino Antitrust Improvements Act of 1976

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(HSR Act). Accordingly, the HSR Act waiting period expired on Dec. 22, 2014, and the HSR Act no longer precludes completion of the merger. Although the DOJ allowed the HSR Act waiting period to expire without taking any action with respect to the merger, the DOJ has not advised Exelon or PHI that it has concluded its investigation. On Feb. 11, 2015, the New Jersey Board of Public Utilities (NJBPU) approved the proposed merger of Exelon and PHI. As part of the approval the NJBPU also approved a settlement agreement which was previously signed and filed by Exelon, PHI, Atlantic City Electric (ACE), NJBPU staff and the Independent Energy Producers of New Jersey. The merger continues to be conditioned upon approval by the Public Service Commissions of the District of Columbia, Delaware and Maryland. Exelon and PHI continue to expect the merger to be complete in the second or third quarter of 2015.

•	Asset Divestitures: Exelon closed the following generating asset sales during the quarter: Fore River (CCGT) in Massachusetts, West Valley (CT) in Utah, and Exelon’s ownership interests in Keystone and Conemaugh coal plants in Pennsylvania. The transactions resulted in cumulative pre-tax gains of approximately $83 million. Subsequent to year end, Exelon also closed the sale of Quail Run (CCGT) in Texas. To date, generating asset divestitures have yielded $1.8 billion of pre-tax cash proceeds ($1.4 billion after-tax), which are expected to be used primarily to finance a portion of the acquisition of PHI and for other corporate purposes.

•	Constellation: On Nov. 1, 2014, Exelon Generation acquired the competitive retail electric and natural gas business activities of Integrys Energy Group, Inc. through the purchase of all of the stock of its wholly-owned subsidiary, Integrys Energy Services, Inc. (Integrys) for a purchase price of $332 million. The generation and solar asset businesses of Integrys are excluded from the transaction. Generation recognized a $28 million after-tax bargain-purchase gain.

•	Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station and beginning April 1, 2014, 100 percent of the CENG units, produced 44,533 gigawatt-hours (GWh), of which 8,890 GWh were produced by CENG, in the fourth quarter of 2014, compared with 35,329 GWh in the fourth quarter of 2013. Excluding Salem, the Exelon-operated nuclear plants at ownership achieved a 94.8 percent capacity factor for the fourth quarter of 2014, compared with 92.3 percent for the fourth quarter of 2013. The number of planned refueling outage days totaled 97 in the fourth quarter of 2014, compared with 94 in the fourth quarter of 2013. There were eight non-refueling outage days in the fourth quarter of 2014, compared with 33 days in the fourth quarter of 2013.

•	Fossil and Renewable Operations: The dispatch match rate for Generation’s gas/hydro fleet was 99.1 percent in the fourth quarter of 2014, compared with 99.3 percent in the fourth quarter of 2013. Energy capture for the wind/solar fleet was 96.4 percent in the fourth quarter of 2014, compared with 94.5 percent in the fourth quarter of 2013. The increase in energy capture for the fourth quarter of 2014 was due to the implementation of reliability programs that resulted in increased turbine availability.

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•	ComEd Distribution Formula Rate Case: On Dec. 11, 2014, the Illinois Commerce Commission (ICC) issued an order approving ComEd’s 2014 annual distribution formula rate update case. The order established the net revenue requirement used to set the rates that took effect in January 2015, with an increase to ComEd’s annual delivery services revenue requirement of approximately $232 million. The electric distribution rate increase was set using an allowed return on capital of 7.06 percent (inclusive of an allowed return on common equity of 9.25 percent).

•	BGE Gas and Electric Distribution Rate Case: On Dec. 4, 2014, the Public Utility Law Judge issued a proposed order approving a settlement agreement reached with all parties to BGE’s 2014 distribution rate case without modification, which became a final order on Dec. 12, 2014. The final order, effective for services rendered on or after Dec. 15, 2014, established an increase of $22 million in electric base rates and an increase of $38 million in gas base rates.

•	Financing Activities:

•	On Nov. 10, 2014, ComEd issued $250 million aggregate principal amount of its First Mortgage 3.10 percent Bonds, Series 117, due Nov. 1, 2024.

•	On Jan. 13, 2015, Generation issued $750 million in aggregate principal amount of senior notes. The senior notes carry an annual interest rate of 2.950 percent, payable semi-annually, commencing July 15, 2015, and due Jan. 15, 2020. The proceeds of the senior notes will be used to redeem Exelon Corporate’s $550 million, 4.550 percent senior notes due June 15, 2015 on Feb. 17, 2015, and for general corporate purposes.

•	Hedging Update: Exelon’s hedging program involves the hedging of commodity risk for Exelon’s expected generation, typically on a ratable basis over a three-year period. Expected generation is the volume of energy that best represents our commodity position in energy markets from owned or contracted for capacity based upon a simulated dispatch model that makes assumptions regarding future market conditions, which are calibrated to market quotes for power, fuel, load following products, and options. The proportion of expected generation hedged as of Dec. 31, 2014, was 93 percent to 96 percent for 2015, 61 percent to 64 percent for 2016, and 31 percent to 34 percent for 2017, which reflects the divestiture impact of Quail Run. The primary objective of Exelon’s hedging program is to manage market risks and protect the value of its generation and its investment-grade balance sheet, while preserving its ability to participate in improving long-term market fundamentals.

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Operating Company Results

Generation consists of owned and contracted electric generating facilities and wholesale and retail customer supply of electric and natural gas products and services, including renewable energy products and natural gas exploration and production activities.

Generation’s fourth quarter 2014 GAAP net loss was $91 million, compared with net income of $269 million in the fourth quarter of 2013. Adjusted (non-GAAP) operating earnings for the fourth quarter of 2014 and 2013 do not include various items (after- tax) that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income is in the table below:

($ millions)	4Q14	4Q13
Generation Adjusted (non-GAAP) Operating Earnings	$231	$183
Mark-to-Market Impact of Economic Hedging Activities	(71)	143
Unrealized Gains Related to NDT Fund Investments	24	40
Plant Retirements and Divestitures	48	1
Merger and Integration Costs	(9)	(19)
Reassessment of State Deferred Income Taxes	39	12
Amortization of Commodity Contract Intangibles	(22)	(75)
Long-Lived Asset Impairments	(338)	1
Asset Retirement Obligation	—	(1)
Bargain-Purchase Gain on Integrys Acquisition	28	—
Tax Settlements	5	—
CENG Non-Controlling Interest	(26)	—
Midwest Generation Bankruptcy Charges	—	(16)

Generation GAAP Net (Loss) Income	$(91)	$269

Generation’s Adjusted (non-GAAP) Operating Earnings in the fourth quarter of 2014 increased $48 million compared with the same quarter in 2013. This increase primarily reflected higher revenue net of purchase power and fuel at Generation as a result of the cancellation of the Department of Energy spent nuclear fuel disposal fees and the inclusions of Integrys beginning Nov. 1, 2014. These items were partially offset by the impact of the December 2014 extension of bonus income tax depreciation on Generation’s domestic production activities deduction.

ComEd consists of electricity transmission and distribution operations in northern Illinois.

ComEd’s fourth quarter 2014 GAAP net income was $73 million, compared with net income of $109 million in the fourth quarter of 2013. Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2013 do not include merger and integration costs that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income is in the table below:

($ millions)	4Q14	4Q13
ComEd Adjusted (non-GAAP) Operating Earnings	$75	$109
Merger and Integration Costs	(2)	—

ComEd GAAP Net Income	$73	$109

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ComEd’s Adjusted (non-GAAP) Operating Earnings in the fourth quarter of 2014 were down $34 million from the same quarter in 2013, primarily due to the impacts of the December 2014 extension of bonus income tax depreciation on distribution and transmission formula earnings and unfavorable weather conditions and volume in ComEd’s service territory.

For the fourth quarter of 2014, heating degree-days in the ComEd service territory were down 5.6 percent relative to the same period in 2013 and were 2.4 percent above normal. Meanwhile, cooling degree days were down 88.0 percent relative to the same period in 2013 and were 72.7 percent below normal. However, cooling degree days typically have a minimal impact to ComEd during the winter months. Total retail electric deliveries decreased 2.7 percent in the fourth quarter of 2014 compared with the same period in 2013.

Weather-normalized retail electric deliveries were down 1.2 percent in the fourth quarter of 2014 relative to 2013.

PECO consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania.

PECO’s fourth quarter 2014 GAAP net income was $98 million, compared with $102 million in the fourth quarter of 2013. Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2014 and 2013 do not include merger and integration costs that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income is in the table below:

($ millions)	4Q14	4Q13
PECO Adjusted (non-GAAP) Operating Earnings	$99	$103
Merger and Integration Costs	(1)	(1)

PECO GAAP Net Income	$98	$102

PECO’s Adjusted (non-GAAP) Operating Earnings in the fourth quarter of 2014 decreased $4 million from the same quarter in 2013, primarily due to unfavorable weather conditions in PECO’s service territory during 2014.

For the fourth quarter of 2014, heating degree-days in the PECO service territory were down 5.0 percent relative to the same period in 2013 and were 8.0 percent below normal. Cooling degree-days were down 61.5 percent from prior year, but were 31.6 percent above normal. Total retail electric deliveries were down 3.1 percent compared with the fourth quarter of 2013. Natural gas deliveries (including both retail and transportation segments) were down 2.3 percent compared with the fourth quarter of 2013.

Weather-normalized retail electric deliveries and gas deliveries decreased 1.0 percent and increased 1.9 percent in the fourth quarter of 2014 relative to 2013, respectively. The negative growth in electric sales is primarily driven by the impact of energy efficiency programs. The positive growth in gas sales is driven largely by the favorable impact of customers converting usage from oil and propane to natural gas.

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BGE consists of electricity transmission and distribution operations and retail natural gas distribution operations in Central Maryland.

BGE’s fourth quarter 2014 GAAP net income was $52 million, compared with $47 million in the fourth quarter of 2013. Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2014 and 2013 do not include merger and integration costs that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income is in the table below:

($ millions)	4Q14	4Q13
BGE Adjusted (non-GAAP) Operating Earnings	$53	$48
Merger and Integration Costs	(1)	(1)

BGE GAAP Net Income	$52	$47

BGE’s Adjusted (non-GAAP) Operating Earnings in the fourth quarter of 2014 increased $5 million from the same quarter in 2013, primarily due to increased revenue as a result of the December 2013 and 2014 electric and gas distribution rate orders issued by the Maryland Public Service Commission, offset by higher operating and maintenance expense. Due to revenue decoupling, BGE is not affected by actual weather with the exception of major storms.

Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations, mark-to-market adjustments from economic hedging activities and unrealized gains and losses from NDT fund investments, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliation of GAAP to adjusted (non-GAAP) operating earnings for historical periods is attached. Additional earnings release attachments, which include the reconciliation on pages 8 and 9 are posted on Exelon’s Web site: www.exeloncorp.com and have been furnished to the Securities and Exchange Commission on Form 8-K on February 13, 2015.

Cautionary Statements Regarding Forward-Looking Information

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company and Exelon Generation Company, LLC (Registrants) include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2014 Annual Report on Form 10-K (to be filed on February 13, 2015) in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 22 and (2) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release.

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None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

# # #

Exelon Corporation (NYSE: EXC) is the nation’s leading competitive energy provider, with 2014 revenues of approximately $27.4 billion. Headquartered in Chicago, Exelon does business in 48 states, the District of Columbia and Canada. Exelon is one of the largest competitive U.S. power generators, with approximately 32,500 megawatts of owned capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to more than 2.5 million residential, public sector and business customers, including more than two-thirds of the Fortune 100. Exelon’s utilities deliver electricity and natural gas to more than 7.8 million customers in central Maryland (BGE), northern Illinois (ComEd) and southeastern Pennsylvania (PECO). Follow Exelon on Twitter @Exelon.

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Earnings Release Attachments

Table of Contents

Consolidating Statements of Operations - Three Months Ended December 31, 2014 and 2013	1

Consolidating Statements of Operations - Twelve Months Ended December 31, 2014 and 2013	2

Business Segment Comparative Statements of Operations - Generation and ComEd - Three and Twelve months ended December 31, 2014 and 2013	3

Business Segment Comparative Statements of Operations - PECO and BGE - Three and Twelve months ended December 31, 2014 and 2013	4

Business Segment Comparative Statements of Operations - Other - Three and Twelve months ended December 31, 2014 and 2013	5

Consolidated Balance Sheets - December 31, 2014 and 2013	6

Consolidated Statements of Cash Flows - Twelve Months Ended December 31, 2014 and 2013	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Three Months Ended December 31, 2014 and 2013	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Twelve Months Ended December 31, 2014 and 2013	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Three Months Ended December 31, 2014 and 2013	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Twelve Months Ended December 31, 2014 and 2013	11

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Generation - Three and Twelve months ended December 31, 2014 and 2013	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - ComEd - Three and Twelve months ended December 31, 2014 and 2013	13

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - PECO - Three and Twelve months ended December 31, 2014 and 2013	14

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - BGE - Three and Twelve months ended December 31, 2014 and 2013	15

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Other - Three and Twelve months ended December 31, 2014 and 2013	16

Exelon Generation Statistics - Three Months Ended December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014, and December 31, 2013	17

Exelon Generation Statistics - Twelve Months Ended December 31, 2014 and 2013	18

ComEd Statistics - Three and Twelve months ended December 31, 2014 and 2013	19

PECO Statistics - Three and Twelve months ended December 31, 2014 and 2013	20

BGE Statistics - Three and Twelve months ended December 31, 2014 and 2013	21

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Three Months Ended December 31, 2014 (a)
	Generation	ComEd	PECO	BGE	Other (b)	Exelon Consolidated
Operating revenues	$4,802	$1,079	$750	$761	$(137)	$7,255
Operating expenses
Purchased power and fuel	2,853	262	301	323	(136)	3,603
Operating and maintenance	1,801	388	198	176	—	2,563
Depreciation and amortization	248	166	59	96	13	582
Taxes other than income	115	67	36	53	(4)	267

Total operating expenses	5,017	883	594	648	(127)	7,015
Gain on sales of assets	82	—	—	—	(2)	80
Gain on acquisition of businesses	28	—	—	—	—	28

Operating income (loss)	(105)	196	156	113	(12)	348

Other income and (deductions)
Interest expense	(96)	(80)	(28)	(25)	(114)	(343)
Other, net	101	4	2	4	(1)	110

Total other income and (deductions)	5	(76)	(26)	(21)	(115)	(233)

Income (loss) before income taxes	(100)	120	130	92	(127)	115
Income taxes	(83)	47	32	37	(13)	20

Net income (loss)	(17)	73	98	55	(114)	95
Net income attributable to noncontrolling interests and preference stock dividends	74	—	—	3	—	77

Net income (loss) attributable to common shareholders	$(91)	$73	$98	$52	$(114)	$18

	Three Months Ended December 31, 2013
	Generation	ComEd	PECO	BGE	Other (b)	Exelon Consolidated
Operating revenues	$3,773	$1,068	$805	$794	$(265)	$6,175
Operating expenses
Purchased power and fuel	1,903	243	347	362	(262)	2,593
Operating and maintenance	1,156	347	194	185	(3)	1,879
Depreciation and amortization	214	168	58	95	12	547
Taxes other than income	98	74	38	51	9	270

Total operating expenses	3,371	832	637	693	(244)	5,289

Equity in earnings of unconsolidated affiliates	3	—	—	—	—	3

Gain (loss) on sales of assets	—	—	—	—	—	—

Operating income (loss)	405	236	168	101	(21)	889

Other income and (deductions)
Interest expense	(99)	(76)	(29)	(28)	(14)	(246)
Other, net	138	8	2	4	10	162

Total other income and (deductions)	39	(68)	(27)	(24)	(4)	(84)

Income (loss) before income taxes	444	168	141	77	(25)	805
Income taxes	179	59	39	27	7	311

Net income (loss)	265	109	102	50	(32)	494
Net income (loss) attributable to noncontrolling interests and preference stock dividends	(4)	—	—	3	—	(1)

Net income (loss) attributable to common shareholders	$269	$109	$102	$47	$(32)	$495

(a)	On April 1, 2014, Generation assumed operational control of Constellation Energy Nuclear Group’s (“CENG”) nuclear fleet. As a result, the 2014 financial results include CENG’s results of operations on a fully consolidated basis from April 1, 2014 through December 31, 2014.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Twelve Months Ended December 31, 2014 (a)
	Generation	ComEd	PECO	BGE	Other (b)	Exelon Consolidated
Operating revenues	$17,393	$4,564	$3,094	$3,165	$(787)	$27,429
Operating expenses
Purchased power and fuel	9,925	1,177	1,261	1,417	(777)	13,003
Operating and maintenance	5,566	1,429	866	717	(10)	8,568
Depreciation and amortization	967	687	236	371	53	2,314
Taxes other than income	465	293	159	221	16	1,154

Total operating expenses	16,923	3,586	2,522	2,726	(718)	25,039
Equity in losses of unconsolidated affiliates	(20)	—	—	—	—	(20)
Gain on sales of assets	437	2	—	—	(2)	437
Gain on consolidation and acquisition of businesses	289	—	—	—	—	289

Operating income (loss)	1,176	980	572	439	(71)	3,096

Other income and (deductions)
Interest expense	(356)	(321)	(113)	(106)	(169)	(1,065)
Other, net	406	17	7	18	7	455

Total other income and (deductions)	50	(304)	(106)	(88)	(162)	(610)

Income (loss) before income taxes	1,226	676	466	351	(233)	2,486
Income taxes	207	268	114	140	(63)	666

Net income (loss)	1,019	408	352	211	(170)	1,820
Net income attributable to noncontrolling interests and preference stock dividends	184	—	—	13	—	197

Net income (loss) attributable to common shareholders	$835	$408	$352	$198	$(170)	$1,623

	Twelve Months Ended December 31, 2013
	Generation	ComEd	PECO	BGE	Other (b)	Exelon Consolidated
Operating revenues	$15,630	$4,464	$3,100	$3,065	$(1,371)	$24,888
Operating expenses
Purchased power and fuel	8,197	1,174	1,300	1,421	(1,368)	10,724
Operating and maintenance	4,534	1,368	748	634	(14)	7,270
Depreciation and amortization	856	669	228	348	52	2,153
Taxes other than income	389	299	158	213	36	1,095

Total operating expenses	13,976	3,510	2,434	2,616	(1,294)	21,242
Equity in earnings of unconsolidated affiliates	10	—	—	—	—	10
Gain on sales of assets	13	—	—	—	—	13

Operating income (loss)	1,677	954	666	449	(77)	3,669

Other income and (deductions)
Interest expense	(357)	(579)	(115)	(122)	(183)	(1,356)
Other, net	355	26	6	17	56	460

Total other income and (deductions)	(2)	(553)	(109)	(105)	(127)	(896)

Income (loss) before income taxes	1,675	401	557	344	(204)	2,773
Income taxes	615	152	162	134	(19)	1,044

Net income (loss)	1,060	249	395	210	(185)	1,729
Net income (loss) attributable to noncontrolling interests, preferred security dividends and preference stock dividends	(10)	—	7	13	—	10

Net income (loss) attributable to common shareholders	$1,070	$249	$388	$197	$(185)	$1,719

(a)	On April 1, 2014, Generation assumed operational control of Constellation Energy Nuclear Group’s (“CENG”) nuclear fleet. As a result, the 2014 financial results include CENG’s results of operations on a fully consolidated basis from April 1, 2014 through December 31, 2014.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Generation
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014 (a)	2013	Variance	2014 (a)	2013	Variance
Operating revenues	$4,802	$3,773	$1,029	$17,393	$15,630	$1,763
Operating expenses
Purchased power and fuel	2,853	1,903	950	9,925	8,197	1,728
Operating and maintenance	1,801	1,156	645	5,566	4,534	1,032
Depreciation and amortization	248	214	34	967	856	111
Taxes other than income	115	98	17	465	389	76

Total operating expenses	5,017	3,371	1,646	16,923	13,976	2,947
Equity in earnings (losses) of unconsolidated affiliates	—	3	(3)	(20)	10	(30)
Gain on sales of assets	82	—	82	437	13	424
Gain on acquisitions of businesses	28	—	28	289	—	289

Operating income (loss)	(105)	405	(510)	1,176	1,677	(501)

Other income and (deductions)
Interest expense	(96)	(99)	3	(356)	(357)	1
Other, net	101	138	(37)	406	355	51

Total other income and (deductions)	5	39	(34)	50	(2)	52

Income (loss) before income taxes	(100)	444	(544)	1,226	1,675	(449)
Income taxes	(83)	179	(262)	207	615	(408)

Net income (loss)	(17)	265	(282)	1,019	1,060	(41)
Net income (loss) attributable to noncontrolling interests	74	(4)	78	184	(10)	194

Net income attributable to membership interest	$(91)	$269	$(360)	$835	$1,070	$(235)

	ComEd
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014	2013	Variance	2014	2013	Variance
Operating revenues	$1,079	$1,068	$11	$4,564	$4,464	$100
Operating expenses
Purchased power	262	243	19	1,177	1,174	3
Operating and maintenance	388	347	41	1,429	1,368	61
Depreciation and amortization	166	168	(2)	687	669	18
Taxes other than income	67	74	(7)	293	299	(6)

Total operating expenses	883	832	51	3,586	3,510	76

Gain on sales of assets	—	—	—	2	—	2
Operating income	196	236	(40)	980	954	26

Other income and (deductions)
Interest expense	(80)	(76)	(4)	(321)	(579)	258
Other, net	4	8	(4)	17	26	(9)

Total other income and (deductions)	(76)	(68)	(8)	(304)	(553)	249

Income before income taxes	120	168	(48)	676	401	275
Income taxes	47	59	(12)	268	152	116

Net income	$73	$109	$(36)	$408	$249	$159

(a)	On April 1, 2014, Generation assumed operational control of Constellation Energy Nuclear Group’s (“CENG”) nuclear fleet. As a result, the 2014 financial results include CENG’s results of operations on a fully consolidated basis from April 1, 2014 through December 31, 2014.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014	2013	Variance	2014	2013	Variance
Operating revenues	$750	$805	$(55)	$3,094	$3,100	$(6)
Operating expenses
Purchased power and fuel	301	347	(46)	1,261	1,300	(39)
Operating and maintenance	198	194	4	866	748	118
Depreciation and amortization	59	58	1	236	228	8
Taxes other than income	36	38	(2)	159	158	1

Total operating expenses	594	637	(43)	2,522	2,434	88

Operating income	156	168	(12)	572	666	(94)

Other income and (deductions)
Interest expense	(28)	(29)	1	(113)	(115)	2
Other, net	2	2	—	7	6	1

Total other income and (deductions)	(26)	(27)	1	(106)	(109)	3

Income before income taxes	130	141	(11)	466	557	(91)
Income taxes	32	39	(7)	114	162	(48)

Net income	98	102	(4)	352	395	(43)
Preferred security dividends and redemption	—	—	—	—	7	(7)

Net income attributable to common shareholder	$98	$102	$(4)	$352	$388	$(36)

	BGE
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014	2013	Variance	2014	2013	Variance
Operating revenues	$761	$794	$(33)	$3,165	$3,065	$100
Operating expenses
Purchased power and fuel	323	362	(39)	1,417	1,421	(4)
Operating and maintenance	176	185	(9)	717	634	83
Depreciation and amortization	96	95	1	371	348	23
Taxes other than income	53	51	2	221	213	8

Total operating expenses	648	693	(45)	2,726	2,616	110

Operating income	113	101	12	439	449	(10)

Other income and (deductions)
Interest expense	(25)	(28)	3	(106)	(122)	16
Other, net	4	4	—	18	17	1

Total other income and (deductions)	(21)	(24)	3	(88)	(105)	17

Income before income taxes	92	77	15	351	344	7
Income taxes	37	27	10	140	134	6

Net income	55	50	5	211	210	1
Preference stock dividends	3	3	—	13	13	—

Net income attributable to common shareholders	$52	$47	$5	$198	$197	$1

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Other (a)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014	2013	Variance	2014	2013	Variance
Operating revenues	$(137)	$(265)	$128	$(787)	$(1,371)	$584
Operating expenses
Purchased power and fuel	(136)	(262)	126	(777)	(1,368)	591
Operating and maintenance	—	(3)	3	(10)	(14)	4
Depreciation and amortization	13	12	1	53	52	1
Taxes other than income	(4)	9	(13)	16	36	(20)

Total operating expenses	(127)	(244)	117	(718)	(1,294)	576

Gain on sales of assets	(2)	—	(2)	(2)	—	(2)
Operating loss	(12)	(21)	9	(71)	(77)	6

Other income and (deductions)
Interest expense	(114)	(14)	(100)	(169)	(183)	14
Other, net	(1)	10	(11)	7	56	(49)

Total other income and (deductions)	(115)	(4)	(111)	(162)	(127)	(35)

Loss before income taxes	(127)	(25)	(102)	(233)	(204)	(29)
Income taxes	(13)	7	(20)	(63)	(19)	(44)

Net loss	$(114)	$(32)	$(82)	$(170)	$(185)	$15

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Consolidated Balance Sheets

(in millions)

	December 31, 2014	December 31, 2013
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$1,878	$1,609
Restricted cash and investments	271	167
Accounts receivable, net
Customer	3,482	2,981
Other	1,227	1,175
Mark-to-market derivative assets	1,279	727
Unamortized energy contract assets	254	374
Inventories, net
Fossil fuel	579	276
Materials and supplies	1,024	829
Deferred income taxes	244	573
Regulatory assets	847	760
Assets held for sale	147	14
Other	865	652

Total current assets	12,097	10,137

Property, plant and equipment, net	52,087	47,330
Deferred debits and other assets
Regulatory assets	6,076	5,910
Nuclear decommissioning trust funds	10,537	8,071
Investments	544	1,187
Investment in CENG	—	1,925
Goodwill	2,672	2,625
Mark-to-market derivative assets	773	607
Unamortized energy contracts assets	549	710
Pledged assets for Zion Station decommissioning	319	458
Other	1,160	964
Total deferred debits and other assets	22,630	22,457

Total assets	$86,814	$79,924

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$460	$341
Long-term debt due within one year	1,802	1,509
Accounts payable	3,048	2,484
Accrued expenses	1,539	1,633
Payables to affiliates	8	116
Deferred income taxes	—	40
Regulatory liabilities	310	327
Mark-to-market derivative liabilities	234	159
Unamortized energy contract liabilities	238	261
Other	1,123	858

Total current liabilities	8,762	7,728

Long-term debt	19,362	17,623
Long-term debt to financing trusts	648	648
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	13,019	12,905
Asset retirement obligations	7,295	5,194
Pension obligations	3,366	1,876
Non-pension postretirement benefit obligations	1,742	2,190
Spent nuclear fuel obligation	1,021	1,021
Regulatory liabilities	4,550	4,388
Mark-to-market derivative liabilities	403	300
Unamortized energy contract liabilities	211	266
Payable for Zion Station decommissioning	155	305
Other	2,147	2,540

Total deferred credits and other liabilities	33,909	30,985

Total liabilities	62,681	56,984

Commitments and contingencies
Shareholders’ equity
Common stock	16,709	16,741
Treasury stock, at cost	(2,327)	(2,327)
Retained earnings	10,910	10,358
Accumulated other comprehensive loss, net	(2,684)	(2,040)

Total shareholders’ equity	22,608	22,732
BGE preference stock not subject to mandatory redemption	193	193
Noncontrolling interest	1,332	15

Total equity	24,133	22,940

Total liabilities and shareholders’ equity	$86,814	$79,924

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Twelve Months Ended December 31,
	2014	2013
Cash flows from operating activities
Net income	$1,820	$1,729
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization, depletion and accretion, including nuclear fuel and energy contract amortization	3,868	3,779
Impairment of long-lived assets	687	171
Gain on consolidation and acquisition of businesses	(296)	—
(Gain) loss on sales of assets	(437)	(13)
Deferred income taxes and amortization of investment tax credits	502	119
Net fair value changes related to derivatives	716	(445)
Net realized and unrealized gains on nuclear decommissioning trust fund investments	(210)	(170)
Other non-cash operating activities	1,054	718
Changes in assets and liabilities:
Accounts receivable	(318)	(97)
Inventories	(380)	(100)
Accounts payable, accrued expenses and other current liabilities	209	(90)
Option premiums received (paid), net	38	(36)
Counterparty collateral (posted) received, net	(1,478)	215
Income taxes	(143)	883
Pension and non-pension postretirement benefit contributions	(617)	(422)
Other assets and liabilities	(558)	102

Net cash flows provided by operating activities	4,457	6,343

Cash flows from investing activities
Capital expenditures	(6,077)	(5,395)
Proceeds from termination of direct financing lease investment	335	—
Proceeds from nuclear decommissioning trust fund sales	7,396	4,217
Investment in nuclear decommissioning trust funds	(7,551)	(4,450)
Cash and restricted cash acquired from acquisitions and consolidations	140	—
Acquisition of businesses	(386)	—
Proceeds from sale of long-lived assets	1,719	32
Proceeds from sale of investments	7	22
Purchases of investments	(3)	(4)
Change in restricted cash	(104)	(43)
Distribution from CENG	13	115
Other investing activities	(88)	112

Net cash flows used in investing activities	(4,599)	(5,394)

Cash flows from financing activities
Payment of accounts receivable agreement	—	(210)
Changes in short-term borrowings	122	332
Issuance of long-term debt	3,463	2,055
Retirement of long-term debt	(1,545)	(1,589)
Redemption of preferred securities	—	(93)
Distributions to non-controlling interest of consolidated VIE	(421)	—
Dividends paid on common stock	(1,065)	(1,249)
Proceeds from employee stock plans	35	47
Other financing activities	(178)	(119)

Net cash flows provided by (used in) financing activities	411	(826)

Increase in cash and cash equivalents	269	123
Cash and cash equivalents at beginning of period	1,609	1,486

Cash and cash equivalents at end of period	$1,878	$1,609

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Three Months Ended December 31, 2014					Three Months Ended December 31, 2013
	GAAP (a)	Adjustments			Adjusted Non-GAAP	GAAP (a)	Adjustments			Adjusted Non-GAAP
Operating revenues	$7,255	$(311)	(b	),(c)	$6,944	$6,175	$79	(b	),(c)	$6,254
Operating expenses
Purchased power and fuel	3,603	(471)	(b	),(c)	3,132	2,593	208	(b	),(c)	2,801
								(d	),(e),(f),
Operating and maintenance	2,563	(557)	(d	),(e),(f)	2,006	1,879	(47)	(l	),(m)	1,832
Depreciation and amortization	582	—			582	547	(2)	(f	)	545
Taxes other than income	267	—			267	270	—			270

Total operating expenses	7,015	(1,028)			5,987	5,289	159			5,448
Equity in losses of unconsolidated affiliates	—	—			—	3	30	(c	),(d)	33
Gain (loss) on sales of assets	80	(83)	(f	)	(3)	—	—			—
Gain on acquisition of businesses	28	(28)	(g	)	—	—	—			—

Operating income	348	606			954	889	(50)			839

Other income and (deductions)
Interest expense	(343)	102	(d	)	(241)	(246)	—			(246)
Other, net	110	(41)	(h	),(i)	69	162	(118)	(i	)	44

Total other income and (deductions)	(233)	61			(172)	(84)	(118)			(202)

Income before income taxes	115	667			782	805	(168)			637
			(b	),(c),(d),				(b	),(c),(d),
			(e	),(f),(h),				(e	),(f),(i),
Income taxes	20	291	(i	),(j)	311	311	(104)	(j	),(l),(m)	207

Net income	95	376			471	494	(64)			430
Net income attributable to noncontrolling interests and preference stock dividends	77	(27)	(k	)	50	(1)	4	(k	)	3

Net income attributable to common shareholders	$18	$403			$421	$495	$(68)			$427

Effective tax rate	17.4%				39.8%	38.6%				32.5%
Earnings per average common share
Basic	$0.02	$0.47			$0.49	$0.58	$(0.08)			$0.50
Diluted	$0.02	$0.46			$0.48	$0.58	$(0.08)			$0.50

Average common shares outstanding
Basic	861				861	857				857
Diluted	868				868	861				861
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market impact of economic hedging activities (b)		$0.08					$(0.16)
Amortization of commodity contract intangibles (c)		0.03					0.09
Merger and integration costs (d)		0.09					0.02
Long-lived asset impairment (e)		0.39					—
Plant retirements and divestitures (f)		(0.06)					—
Bargain-purchase gain (g)		(0.03)					—
Tax settlements (h)		(0.01)					—
Unrealized gains related to NDT fund investments (i)		(0.03)					(0.05)
Reassessment of state deferred income taxes (j)		(0.03)					—
Non-controlling interest (k)		0.03					—
Asset retirement obligation (l)		—					—
Midwest Generation bankruptcy charges (m)		—					0.02

Total adjustments		$0.46					$(0.08)

Note: On April 1, 2014, Generation assumed operational control of Constellation Energy Nuclear Group’s (“CENG”) nuclear fleet. As a result, the 2014 financial results include CENG’s results of operations on a fully consolidated basis from April 1, 2014 through December 31, 2014.

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the 2012 Constellation merger date and the 2014 CENG integration date.
(d)	Adjustment to exclude certain costs associated with mergers and acquisitions, including professional fees, employee-related expenses, integration activities, upfront credit facilities, merger commitments, and certain pre-acquisition contingencies, if and when applicable, related to the Constellation merger in 2013 and the Constellation merger, CENG integration, acquisition of Integrys Energy Services, Inc. (“Integrys”) and pending Pepco Holdings Inc. (“PHI”) acquisition in 2014.
(e)	Adjustment to exclude a 2014 charge to earnings primarily related to the impairment of assets held for sale and certain upstream assets.
(f)	Adjustment to exclude the impacts associated with the sales of Generation’s ownership interests in Fore River and West Valley Generating Stations in 2014, and sale or retirement of generating stations in 2013.
(g)	Adjustment to exclude difference between the fair value of assets and liabilities acquired and the purchase price of the Integrys acquisition.
(h)	Adjustment to reflect a benefit related to favorable settlements in 2014 of certain income tax positions on Constellation’s pre-acquisition 2009-2012 tax returns.
(i)	Adjustment to exclude the unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(j)	Adjustment to exclude the non-cash impact of the reassessment of state deferred income taxes, primarily as a result of changes in forecasted apportionment.
(k)	Adjustments to account for the CENG interest not owned by Generation, where applicable.
(l)	Adjustment to exclude the 2014 increase in Generation’s asset retirement obligation, primarily for asbestos at retired fossil power plants.
(m)	Adjustment to reflect estimated liabilities pursuant to the Midwest Generation bankruptcy.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Twelve Months Ended December 31, 2014					Twelve Months Ended December 31, 2013
	GAAP (a)	Adjustments			Adjusted Non-GAAP	GAAP (a)	Adjustments			Adjusted Non-GAAP
Operating revenues	$27,429	$460	(b	),(c),(d)	$27,889	$24,888	$541	(b	),(c)	$25,429
Operating expenses
Purchased power and fuel	13,003	(251)	(b	),(c)	12,752	10,724	563	(b	),(c)	11,287
Operating and maintenance	8,568	(809)	(d	),(e),(f),(g)	7,759	7,270	(312)	(d	),(e),(f),(g),(n)	6,958
Depreciation and amortization	2,314	—			2,314	2,153	(5)	(d	),(g)	2,148
Taxes other than income	1,154	—			1,154	1,095	—			1,095

Total operating expenses	25,039	(1,060)			23,979	21,242	246			21,488
Equity in earnings (loss) of unconsolidated affiliates	(20)	12	(b	),(c)	(8)	10	92	(c	),(d)	102
Gain on sales of assets	437	(411)	(g	)	26	13	(9)	(g	)	4
Gain on consolidation and acquisition of businesses	289	(289)	(h	),(i)	—	—	—			—

Operating income	3,096	832			3,928	3,669	378			4,047

Other income and (deductions)
Interest expense	(1,065)	134	(b	),(d)	(931)	(1,356)	370	(d	),(e),(o),(p)	(986)
Other, net	455	(193)	(j	),(k)	262	460	(226)	(d	),(j),(o)	234

Total other income and (deductions)	(610)	(59)			(669)	(896)	144			(752)

Income before income taxes	2,486	773			3,259	2,773	522			3,295
								(b	),(c),(d),
			(b	),(c),(d),				(e	),(f),(g),
			(e	),(f),(g),				(j	),(l),(n),
Income taxes	666	391	(h	),(j),(k),(l)	1,057	1,044	88	(o	),(p)	1,132

Net income	1,820	382			2,202	1,729	434			2,163
Net income attributable to noncontrolling interests, preferred security dividends and redemption and preference stock dividends	197	(63)	(m	)	134	10	4	(m	)	14

Net income attributable to common shareholders	$1,623	$445			$2,068	$1,719	$430			$2,149

Effective tax rate	26.8%				32.4%	37.6%				34.4%
Earnings per average common share
Basic	$1.89	$0.51			$2.40	$2.01	$0.50			$2.51
Diluted	$1.88	$0.51			$2.39	$2.00	$0.50			$2.50

Average common shares outstanding
Basic	860				860	856				856
Diluted	864				864	860				860
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market impact of economic hedging activities (b)		0.42				(0.35)
Amortization of commodity contract intangibles (c)		0.07				0.41
Merger and integration costs (d)		0.21				0.08
Long-lived asset impairment (e)		0.50				0.14
Asset retirement obligation (f)		(0.02)				0.01
Plant retirements and divestitures (g)		(0.28)				(0.02)
Gain on CENG integration (h)		(0.18)				—
Bargain-purchase gain (i)		(0.03)				—
Unrealized gains related to NDT fund investments (j)		(0.10)				(0.09)
Tax settlement (k)		(0.12)				—
Reassessment of state deferred income taxes (l)		(0.03)				—
Non-controlling interest (m)		0.07				—
Midwest Generation bankruptcy charges (n)		—				0.02
Amortization of the fair value of certain debt (o)		—				(0.01)
Remeasurement of like-kind exchange tax position (p)		—				0.31

Total adjustments		$0.51				$0.50

Note: On April 1, 2014, Generation assumed operational control of Constellation Energy Nuclear Group’s (“CENG”) nuclear fleet. As a result, the 2014 financial results include CENG’s results of operations on a fully consolidated basis from April 1, 2014 through December 31, 2014.

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the 2012 Constellation merger date and the 2014 CENG integration date.
(d)	Adjustment to exclude certain costs associated with mergers and acquisitions, including professional fees, employee-related expenses, integration activities, upfront credit facilities, merger commitments, and certain pre-acquisition contingencies, if and when applicable to the Constellation merger in 2013 and the Constellation merger, CENG integration, acquisition of Integrys and pending PHI acquisition in 2014.
(e)	Adjustment to exclude a 2014 charge to earnings primarily related to the impairment of wind generating assets, generating assets held for sale, and certain upstream assets, and a 2013 charge to earnings primarily related to the cancellation of previously capitalized nuclear uprate projects and impairment of certain wind generating assets.
(f)	Adjustment to exclude the 2014 decrease in Generation’s nuclear decommissioning obligation and the 2013 increase in asset retirement obligation for asbestos at retired fossil power plants.
(g)	Adjustment to exclude the impacts associated with the sales of Generation’s ownership interests in Safe Harbor Water Power Corporation and the Fore River and West Valley generating stations in 2014, and the sale or retirement of generating stations in 2013.
(h)	Adjustment to exclude the gain recorded upon consolidation of CENG resulting from the difference in the fair value of CENG’s net assets and the equity method investment previously recorded on Generation’s and Exelon’s books and the settlement of pre-existing commitments between Generation and CENG.
(i)	Adjustment to exclude difference between the fair value of assets and liabilities acquired and the purchase price of the Integrys acquisition.
(j)	Adjustment to exclude the unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(k)	Adjustment to reflect a benefit related to favorable settlements in 2014 of certain income tax positions on Constellation’s pre-acquisition 2009-2012 tax returns.
(l)	Adjustment to exclude the non-cash impact of the reassessment of state deferred income taxes, primarily as a result of changes in forecasted apportionment.
(m)	Adjustment to account for the CENG interest not owned by Generation, where applicable.
(n)	Adjustment to reflect estimated liabilities pursuant to the Midwest Generation bankruptcy.
(o)	Adjustment to exclude the non-cash amortization of certain debt recorded at fair value at the Constellation merger date, which was retired in the second quarter of 2013.
(p)	Adjustment to exclude a non-cash charge to earnings resulting from the first quarter 2013 remeasurement of a like-kind exchange tax position taken on ComEd’s 1999 sale of fossil generating assets.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Three Months Ended December 31, 2014 and 2013

(unaudited)

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	BGE			Other (a)	Exelon
2013 GAAP Earnings (Loss)	$0.58	$269	$109	$102	$47			$(32)	$495
2013 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.16)	(143)	—	—	—			—	(143)
Unrealized Gains Related to NDT Fund Investments (1)	(0.05)	(40)	—	—	—			—	(40)
Plant Retirements and Divestitures (2)	—	(1)	—	—	—			—	(1)
Merger and Integration Costs (3)	0.02	19	—	1	1			—	21
Reassessment of State Deferred Income Taxes (4)	—	(12)	—	—	—			16	4
Amortization of Commodity Contract Intangibles (5)	0.09	75	—	—	—			—	75
Asset Retirement Obligation (6)	—	1	—	—	—			—	1
Midwest Generation Bankruptcy Charges (7)	0.02	16	—	—	—			—	16
Long-Lived Asset Impairment (8)	—	(1)	—	—	—			—	(1)

2013 Adjusted (non-GAAP) Operating Earnings (Loss)	0.50	183	109	103	48			(16)	427
Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (12)	0.21	184	—	—	—			—	184
Nuclear Fuel Cost (13)	(0.01)	(11)	—	—	—			—	(11)
Capacity Pricing (14)	0.03	27	—	—	—			—	27
Market and Portfolio Conditions (15)	0.03	27	—	—	—			—	27
ComEd, PECO and BGE Margins:
Weather	(0.01)	—	(3)	(6)	—	(b	)	—	(9)
Load	(0.01)	—	(4)	(2)	—	(b	)	—	(6)
Other Energy Delivery (16)	0.01	—	2	4	4			1	11
Operating and Maintenance Expense:
Labor, Contracting and Materials (17)	(0.08)	(57)	(15)	(3)	5			—	(70)
Planned Nuclear Refueling Outages (18)	0.02	20	—	—	—			—	20
Pension and Non-Pension Postretirement Benefits (19)	0.04	16	15	1	(1)			3	34
Other Operating and Maintenance (20)	(0.11)	(69)	(26)	(1)	1			(1)	(96)
Depreciation and Amortization Expense (21)	(0.03)	(23)	1	(1)	(1)			—	(24)
Equity in Earnings of Unconsolidated Affiliates (22)	(0.02)	(21)	—	—	—			—	(21)
Income Taxes (23)	(0.08)	(37)	(3)	2	(4)			(26)	(68)
Interest Expense, Net	—	3	(3)	1	2			(1)	2
CENG Non-Controlling Interest (24)	(0.03)	(29)	—	—	—			—	(29)
Other (25)	0.02	18	2	1	(1)			3	23

2014 Adjusted (non-GAAP) Operating Earnings (Loss)	0.48	231	75	99	53			(37)	421
2014 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.08)	(71)	—	—	—			1	(70)
Unrealized Gains Related to NDT Fund Investments (1)	0.03	24	—	—	—			—	24
Plant Retirements and Divestitures (2)	0.06	48	—	—	—			—	48
Merger and Integration Costs (3)	(0.09)	(9)	(2)	(1)	(1)			(67)	(80)
Reassessment of State Deferred Income Taxes (4)	0.03	39	—	—				(12)	27
Amortization of Commodity Contract Intangibles (5)	(0.03)	(22)	—	—	—			—	(22)
Long-Lived Asset Impairment (8)	(0.39)	(338)	—	—	—			1	(337)
Bargain-Purchase Gain (9)	0.03	28	—	—	—			—	28
Tax Settlements (10)	0.01	5	—	—	—			—	5
CENG Non-Controlling Interest (11)	(0.03)	(26)	—	—	—			—	(26)

2014 GAAP Earnings (Loss)	$0.02	$(91)	$73	$98	$52			$(114)	$18

Notes:

•	Beginning on April 1, 2014, each line item above includes 100% of CENG’s results of operations. Prior to April 1, 2014, CENG’s net results were included in equity in earnings of unconsolidated affiliates. Therefore, the results of operations from 2014 and 2013 for each line item above are not comparable for Generation and Exelon. The explanations below identify any other significant or unusual items affecting the results of operations.

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	As approved by the Maryland PSC, BGE records a monthly adjustment to rates for residential and the majority of its commercial and industrial customers to eliminate the effect of abnormal weather and usage patterns per customer on distribution volumes.
(1)	Reflects the impact of unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Reflects the gains associated with the sales of Generation’s ownership interests in Fore River and West Valley Generating Stations.
(3)	Reflects certain costs associated with mergers and acquisitions, including professional fees, employee-related expenses, integration activities, upfront credit facilities, merger commitments, and certain pre-acquisition contingencies, if and when applicable, related to the Constellation merger in 2013 and the Constellation merger, CENG integration, acquisition of Integrys and pending PHI acquisition in 2014.
(4)	Reflects the non-cash impacts of the reassessment of state deferred income taxes, primarily as a result of changes in forecasted apportionment.
(5)	Represents the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the 2012 Constellation merger date and the 2014 CENG integration date.
(6)	Reflects an increase in Generation’s asset retirement obligation primarily for asbestos at retired fossil power plants.
(7)	Reflects estimated liabilities pursuant to the Midwest Generation bankruptcy.
(8)	In 2014, reflects charges to earnings related to the impairments of certain generating assets which were held for sale and certain upstream assets.
(9)	Represents the excess of the fair value of assets and liabilities acquired over the purchase price related to the Integrys acquisition.
(10)	Reflects a benefit related to the favorable settlement in 2014 of certain income tax positions on Constellation’s 2009-2012 tax returns.
(11)	Represents Generation’s non-controlling interest related to CENG exclusion items, including the non-cash amortization of commodity contracts recorded at fair value during the integration date, costs incurred associated with the integration, and the impact of unrealized gains and losses on NDT fund investments.
(12)	Primarily reflects the inclusion of CENG’s results for the fourth quarter of 2014.
(13)	Primarily reflects the inclusion of CENG’s results for the fourth quarter of 2014, partially offset by the cancellation of the DOE spent nuclear fuel disposal fee.
(14)	Primarily reflects the inclusion of CENG’s capacity credits within the New York and PJM markets, with increased capacity prices for the Midwest market, mostly offset by a decrease in capacity prices for the Mid-Atlantic market.
(15)	Primarily reflects the impact of favorable portfolio management optimization activities in the Mid-Atlantic, New England, and South regions as well as the Integrys acquisition, partially offset by lower realized energy prices related to Exelon’s ratable hedging strategy and loss on gas inventory from lower of cost or market adjustments.
(16)	For ComEd primarily reflects higher transmission revenue due to increased capital investment, as well as increased cost recovery associated with energy efficiency programs and uncollectible accounts expense (both offset below in operating and maintenance expense), primarily offset by lower distribution formula rate revenue due to the impacts of bonus depreciation and decreased pension and non-pension postretirement expense (offset below). For PECO, primarily reflects increased recovery from regulatory programs (offset below primarily in operating and maintenance expense and depreciation and amortization expense). For BGE, reflects increased distribution revenue pursuant to electric and natural gas distribution rate case orders issued by the Maryland PSC in December 2013 and 2014.
(17)	Primarily reflects the inclusion of CENG’s results for the fourth quarter of 2014 at Generation, increased contracting costs related to EIMA and other preventative and corrective maintenance projects at ComEd, decreased contracting costs on maintenance related activities at BGE, and inflation across all companies.
(18)	Primarily reflects the impact of decreased operating and maintenance costs associated with nuclear refueling outages in 2014, excluding Salem.
(19)	Primarily reflects cost savings from plan design changes for certain OPEB plans and the favorable impact of higher actuarially assumed pension and OPEB discount rates for 2014, partially offset by the inclusion of CENG’s results for the fourth quarter of 2014 at Generation.
(20)	At Generation, primarily relates to the inclusion of CENG’s results for the fourth quarter of 2014 and an increase in nuclear refueling outage days at the Salem plant. At ComEd, primarily relates to increased spend on energy efficiency programs and increased uncollectible accounts expense (both offset above in other energy delivery).
(21)	Primarily reflects the inclusion of CENG’s results for the fourth quarter of 2014 at Generation.
(22)	Reflects the favorable fourth quarter 2013 non-cash amortization of the fair value basis difference recorded at the Constellation merger date, partially offset by equity in losses in CENG in 2013. CENG’s operating results are fully consolidated in 2014 and, as a result, are not reflected as equity method earnings in 2014.
(23)	At Generation, primarily reflects the unfavorable 2014 bonus depreciation extension impact on the domestic production activities deduction and a reduction in investment tax credit benefits.
(24)	Reflects Generation’s non-controlling interest related to the net impact of CENG’s operating revenues and expenses.
(25)	At Generation, primarily reflects the inclusion of CENG for the fourth quarter of 2014 and higher realized NDT fund gains.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Twelve Months Ended December 31, 2014 and 2013

(unaudited)

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	BGE			Other (a)	Exelon
2013 GAAP Earnings (Loss)	$2.00	$1,070	$249	$388	$197			$(185)	$1,719
2013 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.35)	(309)	—	—	—			(1)	(310)
Unrealized Gains Related to NDT Fund Investments (1)	(0.09)	(78)	—	—	—			—	(78)
Plant Retirements and Divestitures (2)	(0.02)	(13)	—	—	—			—	(13)
Asset Retirement Obligation (3)	0.01	7	—	—	—			—	7
Merger and Integration Costs (4)	0.08	80	2	5	(2)			2	87
Amortization of Commodity Contract Intangibles (5)	0.41	347	—	—	—			—	347
Amortization of the Fair Value of Certain Debt (6)	(0.01)	(7)	—	—	—			—	(7)
Reassessment of State Deferred Income Taxes (7)	—	(12)	—	—	—			16	4
Midwest Generation Bankruptcy Charges (8)	0.02	16	—	—	—			—	16
Remeasurement of Like-Kind Exchange Tax Position (9)	0.31	—	170	—	—			97	267
Long-Lived Asset Impairment (10)	0.14	101	—	—	—			9	110

2013 Adjusted (non-GAAP) Operating Earnings (Loss)	2.50	1,202	421	393	195			(62)	2,149
Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (15)	0.58	505	—	—	—			—	505
Nuclear Fuel Costs (16)	(0.05)	(42)	—	—	—			—	(42)
Capacity Pricing (17)	0.24	209	—	—	—			—	209
Market and Portfolio Conditions (18)	(0.24)	(204)	—	—	—			—	(204)
ComEd, PECO and BGE Margins:
Weather	(0.01)	—	(10)	(1)	—	(b	)	—	(11)
Load	—	—	—	4	—	(b	)	—	4
Other Energy Delivery (19)	0.17	—	68	16	62			(1)	145
Operating and Maintenance Expense:
Labor, Contracting and Materials (20)	(0.32)	(221)	(34)	(7)	(13)			—	(275)
Planned Nuclear Refueling Outages (21)	(0.03)	(23)	—	—	—			—	(23)
Pension and Non-Pension Postretirement Benefits (22)	0.13	50	51	3	(5)			9	108
Other Operating and Maintenance (23)	(0.35)	(152)	(56)	(71)	(33)			7	(305)
Depreciation and Amortization Expense (24)	(0.12)	(71)	(11)	(5)	(14)			(1)	(102)
Equity in Earnings of Unconsolidated Affiliates (25)	(0.08)	(68)	—	—	—			—	(68)
Income Taxes (26)	0.02	17	—	14	2			(19)	14
Interest Expense, Net (27)	0.03	18	(18)	1	8			15	24
CENG Non-Controlling Interest (28)	(0.09)	(79)	—	—	—			—	(79)
Other (29)	0.02	14	(1)	6	(3)			3	19
Share Differential	(0.01)	—	—	—	—			—	—

2014 Adjusted (non-GAAP) Operating Earnings (Loss)	2.39	1,155	410	353	199			(49)	2,068
2014 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.42)	(365)	—	—	—			2	(363)
Unrealized Gains Related to NDT Fund Investments (1)	0.10	86	—	—	—			—	86
Plant Retirements and Divestitures (2)	0.28	246	—	—	—			(1)	245
Asset Retirement Obligation (3)	0.02	13	—	—	—			—	13
Merger and Integration Costs (4)	(0.21)	(85)	(2)	(1)	(1)			(96)	(185)
Amortization of Commodity Contract Intangibles (5)	(0.07)	(64)	—	—	—			—	(64)
Reassessment of State Deferred Income Taxes (7)	0.03	39	—	—	—			(12)	27
Long-Lived Asset Impairment (10)	(0.50)	(421)	—	—	—			(14)	(435)
Bargain-Purchase Gain (11)	0.03	28	—	—	—			—	28
Gain on CENG Integration (12)	0.18	159	—	—	—			—	159
Tax Settlements (13)	0.12	106	—	—	—			—	106
CENG Non-Controlling Interest (14)	(0.07)	(62)	—	—	—			—	(62)

2014 GAAP Earnings (Loss)	$1.88	$835	$408	$352	$198			$(170)	$1,623

Notes:

•	Beginning on April 1, 2014, each line item above includes 100% of CENG’s results of operations. Prior to April 1, 2014, CENG’s net results were included in equity in earnings of unconsolidated affiliates. Therefore, the results of operations from 2014 and 2013 for each line item above are not comparable for Generation and Exelon. The explanations below identify any other significant or unusual items affecting the results of operations.

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	As approved by the Maryland PSC, BGE records a monthly adjustment to rates for residential and the majority of its commercial and industrial customers to eliminate the effect of abnormal weather and usage patterns per customer on distribution volumes.
(1)	Reflects the impact of unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Primarily reflects the gains associated with the sales of Generation’s ownership interests in generating stations, including in 2014, the gains associated with the sales of the Fore River and West Valley generating stations and Generation’s equity interest in Safe Harbor.
(3)	In 2013, primarily reflects an increase in Generation’s asset retirement obligation for asbestos at retired fossil power plants. In 2014, primarily reflects a decrease in Generation’s nuclear decommissioning obligation.
(4)	Reflects certain costs associated with mergers and acquisitions, including professional fees, employee-related expenses, integration activities, upfront credit facilities, merger commitments, and certain pre-acquisition contingencies, if and when applicable to the Constellation merger in 2013 and the Constellation merger, CENG integration, acquisition of Integrys and pending PHI acquisition in 2014.
(5)	Represents the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the 2012 Constellation merger date and the 2014 CENG integration date.
(6)	Represents the non-cash amortization of certain debt recorded at fair value at the Constellation merger date, which was retired in the second quarter of 2013.
(7)	Reflects the non-cash impacts of the remeasurement of state deferred income taxes, primarily as a result of changes in forecasted apportionment.
(8)	Reflects estimated liabilities pursuant to the Midwest Generation bankruptcy.
(9)	Represents a non-cash charge to earnings resulting from the first quarter 2013 remeasurement of a like-kind exchange tax position taken on ComEd’s 1999 sale of fossil generating assets.
(10)	In 2013, represents a charge to earnings primarily related to the cancellation of previously capitalized nuclear uprate projects and the impairment of wind generating assets. In 2014, reflects charges to earnings related to the impairment of generating assets which were held for sale, certain upstream assets, and wind generating assets.
(11)	Represents the excess of the fair value of assets and liabilities acquired and the purchase price related to the Integrys acquisition.
(12)	Represents the gain recorded upon consolidation of CENG resulting from the difference in the fair value of CENG’s net assets as of April 1, 2014, and the equity method investment previously recorded on Generation’s and Exelon’s books and the settlement of pre-existing transactions between Generation and CENG.
(13)	Reflects a benefit related to the favorable settlement in 2014 of certain income tax positions on Constellation’s 2009-2012 tax returns.
(14)	Represents Generation’s non-controlling interest related to CENG exclusion items, including the non-cash amortization of commodity contracts recorded at fair value during the integration date, costs incurred associated with the integration, and the impact of unrealized gains and losses on NDT fund investments.
(15)	Primarily reflects the inclusion of CENG’s results beginning April 1, 2014, partially offset by increased nuclear outage days in 2014.
(16)	Primarily reflects the inclusion of CENG’s results beginning April 1, 2014, partially offset by the cancellation of the DOE spent nuclear fuel disposal fee.
(17)	Primarily reflects the impact of increased capacity prices related to the Reliability Pricing Model (RPM) for the PJM Interconnection, LLC (PJM) market in addition to the inclusion of CENG’s capacity credits within the New York and PJM markets beginning April 1, 2014.
(18)	Primarily reflects the unfavorable impacts related to the extreme cold weather in the first quarter of 2014 due to higher procurement costs for replacement power, lower realized energy prices related to Exelon’s ratable hedging strategy, and loss on gas inventory from lower of cost or market adjustments, partially offset within the New England and South regions as a result of favorable portfolio management optimization activities.
(19)	For ComEd, primarily reflects higher transmission revenue, as well as increased cost recovery associated with energy efficiency programs and uncollectible accounts expense (both offset below in other operating and maintenance expense), with lower distribution formula rate revenue due to decreased pension and non-pension postretirement expense (offset below), partially offset by increased capital investment. For PECO, primarily reflects increased recovery from regulatory programs (offset below primarily in operating and maintenance expense and depreciation and amortization expense). For BGE, primarily reflects increased distribution revenue pursuant to increased rates effective in both December of 2013 and 2014, increased cost recovery for energy efficiency and demand response programs (offset below primarily in depreciation and amortization expense), and increased transmission revenue pursuant to increased rates effective June 2014.
(20)	Primarily reflects the inclusion of CENG’s results beginning April 1, 2014 at Generation, increased contracting costs associated with EIMA Smart Meter Project assistance at ComEd, increased maintenance activities at BGE, and inflation across all operating companies, partially offset at Generation by merger synergies realized in 2014.
(21)	Primarily reflects of the inclusion of CENG’s results beginning April 1, 2014, partially offset by the impact of decreased nuclear refueling outage days in 2014, excluding Salem.
(22)	Primarily reflects cost savings from plan design changes for certain OPEB plans and the favorable impact of higher actuarially assumed pension and OPEB discount rates for 2014, partially offset by the inclusion of CENG’s results beginning April 1, 2014.
(23)	For Generation, primarily reflects the inclusion of CENG’s results beginning April 1, 2014, an increase in the reserve for future asbestos-related bodily injury claims, an increase in nuclear decommissioning obligation expense, and increased nuclear refueling outage days at the Salem plant in 2014. For ComEd, primarily relates to increased spend on energy efficiency programs and increased uncollectible accounts expense (both offset above in other energy and delivery revenue). For PECO, primarily reflects increased storm costs, including the February 5, 2014 ice storm and July storms, as well as, increased spend on regulatory programs (offset above in other energy delivery). For BGE, primarily reflects increased storm costs and an increase in uncollectible accounts expense.
(24)	Primarily reflects the inclusion of CENG’s results beginning April 1, 2014 and increased depreciation expense across the operating companies for ongoing capital expenditures. Also, reflects increased amortization of regulatory assets associated with higher MGP remediation expenditures at ComEd, regulatory programs at PECO (offset above in other energy delivery), and energy efficiency and demand response programs at BGE (primarily offset in other energy delivery).
(25)	Reflects the favorable 2013 non-cash amortization of the fair value basis difference recorded at the Constellation merger date, partially offset by equity in losses in CENG in 2013. CENG’s operating results were fully consolidated as of April 1, 2014 and, as a result, are not reflected as equity method earnings from April 1, 2014 to December 31, 2014.
(26)	At Generation, primarily reflects an increase in domestic production activities deduction, partially offset by a reduction in investment tax credit benefits. At PECO, primarily reflects an increase in electric tax repairs deduction.
(27)	For Generation, primarily reflects a benefit recorded in 2014 related to the favorable settlement of certain income tax positions on Constellation’s 2009-2012 tax returns and an increase in interest income reflecting the inclusion of CENG’s results of operations beginning April 1, 2014. For ComEd, primarily reflects a favorable adjustment recorded in the first quarter of 2013 related to the 1999-2001 IRS settlement. For BGE, primarily reflects the impact of favorable interest rates in 2014. For Corporate, includes the impacts of a 2013 unfavorable franchise tax case settlement.
(28)	Reflects Generation’s non-controlling interest related to the net impact of CENG’s operating revenue and expenses.
(29)	For Generation, primarily reflects higher realized NDT fund gains, offset by the inclusion of CENG’s results beginning April 1, 2014 and losses on foreign currency exchanges.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited) (in millions)

	Generation
	Three Months Ended December 31, 2014				Three Months Ended December 31, 2013
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$4,802	$(311)	(b),(c)	$4,491	$3,773	$79	(b),(c)	$3,852
Operating expenses
Purchased power and fuel	2,853	(471)	(b),(c)	2,382	1,903	208	(b),(c)	2,111
Operating and maintenance	1,801	(543)	(d),(e),(f)	1,258	1,156	(44)	(d),(e),(f), (l),(m)	1,112
Depreciation and amortization	248	—		248	214	(2)	(f)	212
Taxes other than income	115	—		115	98	—		98

Total operating expenses	5,017	(1,014)		4,003	3,371	162		3,533
Equity in earnings of unconsolidated affiliates	—	—		—	3	30	(c),(d)	33
Gain (loss) on sale of assets	82	(83)	(f)	(1)	—	—		—
Gain on acquisition of businesses	28	(28)	(g)	—	—	—		—

Operating income (loss)	(105)	592		487	405	(53)		352

Other income and (deductions)
Interest expense	(96)	—		(96)	(99)	—		(99)
Other, net	101	(41)	(h),(i)	60	138	(118)	(h)	20

Total other income and (deductions)	5	(41)		(36)	39	(118)		(79)

Income (loss) before income taxes	(100)	551		451	444	(171)		273
Income taxes	(83)	256	(b),(c),(d), (e),(f),(h), (i),(j)	173	179	(89)	(b),(c),(d), (e),(f),(h), (j),(l),(m)	90

Net income (loss)	(17)	295		278	265	(82)		183
Net income (loss) attributable to noncontrolling interests	74	(27)	(k)	47	(4)	4	(k)	—

Net income (loss) attributable to membership interest	$(91)	$322		$231	$269	$(86)		$183

	Twelve Months Ended December 31, 2014				Twelve Months Ended December 31, 2013
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$17,393	$460	(b),(c),(d)	$17,853	$15,630	$547	(b),(c)	$16,177
Operating expenses
Purchased power and fuel	9,925	(251)	(b),(c)	9,674	8,197	563	(b),(c)	8,760
Operating and maintenance	5,566	(750)	(d),(e),(f),(l)	4,816	4,534	(285)	(d),(e),(f), (l),(m)	4,249
Depreciation, amortization, accretion and depletion	967	—		967	856	(5)	(d),(f)	851
Taxes other than income	465	—		465	389	—		389

Total operating expenses	16,923	(1,001)		15,922	13,976	273		14,249
Equity in earnings (loss) of unconsolidated affiliates	(20)	12	(c),(d)	(8)	10	92	(c),(d)	102
Gain on sales of assets	437	(411)	(f)	26	13	(9)	(f)	4
Gain on consolidation and acquisitions of businesses	289	(289)	(g),(n)	—	—	—		—

Operating income	1,176	773		1,949	1,677	357		2,034

Other income and (deductions)
Interest expense	(356)	3	(b)	(353)	(357)	2	(d),(e),(o)	(355)
Other, net	406	(193)	(h),(i)	213	355	(226)	(d),(f),(h),(o)	129

Total other income and (deductions)	50	(190)		(140)	(2)	(224)		(226)

Income before income taxes	1,226	583		1,809	1,675	133		1,808
Income taxes	207	326	(b),(c),(d),(e), (f),(h),(i), (j),(l),(m)	533	615	(3)	(b),(c),(d),(e), (f),(h),(j), (l),(m),(o)	612

Net income	1,019	257		1,276	1,060	136		1,196
Net income (loss) attributable to noncontrolling interests	184	(63)	(k)	121	(10)	4	(k)	(6)

Net income attributable to membership interest	$835	$320		$1,155	$1,070	$132		$1,202

Note: On April 1, 2014, Generation assumed operational control of Constellation Energy Nuclear Group’s (“CENG”) nuclear fleet. As a result, the 2014 financial results include CENG’s results of operations on a fully consolidated basis from April 1, 2014 through December 31, 2014.

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the mark-to-market impact of Generation’s economic hedging activities.
(c)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the 2012 Constellation merger date and the 2014 CENG integration date.
(d)	Adjustment to exclude certain costs associated with mergers and acquisitions, including professional fees, employee-related expenses, integration activities, upfront credit facilities, merger commitments, and certain pre-acquisition contingencies, if and when applicable to the Constellation merger in 2013 and the Constellation merger, CENG integration, Integrys acquisition and pending PHI acquisition in 2014.
(e)	Adjustment to exclude a 2014 charge to earnings primarily related to the impairment of wind generating assets, generating assets which were held-for-sale, and certain upstream assets, and a 2013 charge to earnings primarily related to the cancellation of previously capitalized nuclear uprate projects.
(f)	Adjustment to exclude the impacts associated with the sales of Generation’s ownership interests in Safe Harbor Water Power Corporation and the Fore River and West Valley generating stations in 2014.
(g)	Adjustment to exclude difference between the fair value of assets and liabilities acquired and the purchase price of the Integrys acquisition.
(h)	Adjustment to exclude the unrealized gains and losses on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(i)	Adjustment to reflect a benefit related to favorable settlements in 2014 of certain income tax positions on Constellation’s pre-acquisition 2009-2012 tax returns.
(j)	Adjustment to exclude the non-cash impact of the reassessment of state deferred income taxes, primarily as a result of changes in forecasted apportionment. (k) Adjustment to exclude adjustments for CENG interest not owned by Generation.
(l)	Adjustment to exclude the 2014 decrease in Generation’s nuclear decommissioning obligation and the 2013 increase in Generation’s asset retirement obligation for asbestos at retired fossil fuel plants.
(m)	Adjustment to reflect estimated liabilities pursuant to the Midwest Generation bankruptcy.
(n)	Adjustment to exclude the gain recorded upon consolidation of CENG resulting from the difference in the fair value of CENG’s net assets and the equity method investment previously recorded on Generation’s and Exelon’s books and the settlement of pre-existing commitments between Generation and CENG.
(o)	Adjustment to exclude the non-cash amortization of certain debt recorded at fair value at the merger date, which was retired in the second quarter of 2013.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	ComEd
	Three Months Ended December 31, 2014					Three Months Ended December 31, 2013
	GAAP (a)	Adjustments			Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$1,079	$—			$1,079	$1,068	$—		$1,068
Operating expenses
Purchased power	262	—			262	243	—		243
Operating and maintenance	388	(4)	(b	)	384	347	—		347
Depreciation and amortization	166	—			166	168	—		168
Taxes other than income	67	—			67	74	—		74

Total operating expenses	883	(4)			879	832	—		832

Operating income	196	4			200	236	—		236

Other income and (deductions)
Interest expense	(80)	—			(80)	(76)	—		(76)
Other, net	4	—			4	8	—		8

Total other income and (deductions)	(76)	—			(76)	(68)	—		(68)

Income before income taxes	120	4			124	168	—		168
Income taxes	47	2	(b	)	49	59	—		59

Net income	$73	$2			$75	$109	$—		$109

	Twelve Months Ended December 31, 2014					Twelve Months Ended December 31, 2013
	GAAP (a)	Adjustments			Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$4,564	$—			$4,564	$4,464	$—		$4,464
Operating expenses
Purchased power	1,177	—			1,177	1,174	—		1,174
Operating and maintenance	1,429	(4)	(b	)	1,425	1,368	(2)	(b)	1,366
Depreciation and amortization	687	—			687	669	—		669
Taxes other than income	293	—			293	299	—		299

Total operating expenses	3,586	(4)			3,582	3,510	(2)		3,508

Gain on sales of assets	2	—			2	—	—		—

Operating income	980	4			984	954	2		956

Other income and (deductions)
Interest expense	(321)	—			(321)	(579)	287	(c)	(292)
Other, net	17	—			17	26	—		26

Total other income and (deductions)	(304)	—			(304)	(553)	287		(266)

Income before income taxes	676	4			680	401	289		690
Income taxes	268	2	(b	)	270	152	117	(b), (c)	269

Net income	$408	$2			$410	$249	$172		$421

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs associated with mergers and acquisitions, including professional fees, employee-related expenses, integration activities, upfront credit facilities, merger commitments, and certain pre-acquisition contingencies related to the Constellation merger in 2013 and the pending PHI acquisition in 2014.
(c)	Adjustment to exclude a non-cash charge to earnings resulting from the first quarter 2013 remeasurement of a like-kind exchange tax position taken on ComEd’s 1999 sale of fossil generating assets.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended December 31, 2014					Three Months Ended December 31, 2013
	GAAP (a)	Adjustments			Adjusted Non- GAAP	GAAP (a)	Adjustments			Adjusted Non- GAAP
Operating revenues	$750	$—			$750	$805	$—			$805
Operating expenses
Purchased power and fuel	301	—			301	347	—			347
Operating and maintenance	198	(1)	(b	)	197	194	(1)	(b	)	193
Depreciation and amortization	59	—			59	58	—			58
Taxes other than income	36	—			36	38	—			38

Total operating expenses	594	(1)			593	637	(1)			636

Operating income	156	1			157	168	1			169

Other income and (deductions)
Interest expense	(28)	—			(28)	(29)	—			(29)
Other, net	2	—			2	2	—			2

Total other income and (deductions)	(26)	—			(26)	(27)	—			(27)

Income before income taxes	130	1			131	141	1			142
Income taxes	32	—			32	39	—			39

Net income attributable to common shareholder	$98	$1			$99	$102	$1			$103

	Twelve Months Ended December 31, 2014					Twelve Months Ended December 31, 2013
	GAAP (a)	Adjustments			Adjusted Non- GAAP	GAAP (a)	Adjustments			Adjusted Non- GAAP
Operating revenues	$3,094	$—			$3,094	$3,100	$—			$3,100
Operating expenses
Purchased power and fuel	1,261	—			1,261	1,300	—			1,300
Operating and maintenance	866	(2)	(b	)	864	748	(9)	(b	)	739
Depreciation and amortization	236	—			236	228	—			228
Taxes other than income	159	—			159	158	—			158

Total operating expenses	2,522	(2)			2,520	2,434	(9)			2,425

Operating income	572	2			574	666	9			675

Other income and (deductions)
Interest expense	(113)	—			(113)	(115)	—			(115)
Other, net	7	—			7	6	—			6

Total other income and (deductions)	(106)	—			(106)	(109)	—			(109)

Income before income taxes	466	2			468	557	9			566
Income taxes	114	1	(b	)	115	162	4	(b	)	166

Net income	352	1			353	395	5			400
Preferred security dividends and redemption	—	—			—	7	—			7

Net income attributable to common shareholder	$352	$1			$353	$388	$5			$393

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs associated with mergers and acquisitions, including professional fees, employee-related expenses, integration activities, upfront credit facilities, merger commitments, and certain pre-acquisition contingencies related to the Constellation merger in 2013 and the pending PHI acquisition in 2014.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

					BGE
	Three Months Ended December 31, 2014					Three Months Ended December 31, 2013
	GAAP (a)	Adjustments			Adjusted Non- GAAP	GAAP (a)	Adjustments			Adjusted Non- GAAP
Operating revenues	$761	$—			$761	$794	$—			$794
Operating expenses
Purchased power and fuel	323	—			323	362	—			362
Operating and maintenance	176	(1)	(b	)	175	185	(1)	(b	)	184
Depreciation and amortization	96	—			96	95	—			95
Taxes other than income	53	—			53	51	—			51

Total operating expenses	648	(1)			647	693	(1)			692

Operating income	113	1			114	101	1			102

Other income and (deductions)
Interest expense	(25)	—			(25)	(28)	—			(28)
Other, net	4	—			4	4	—			4

Total other income and (deductions)	(21)	—			(21)	(24)	—			(24)

Income before income taxes	92	1			93	77	1			78
Income taxes	37	—			37	27	—			27

Net income	55	1			56	50	1			51
Preference stock dividends	3	—			3	3	—			3

Net income attributable to common shareholders	$52	$1			$53	$47	$1			$48

	Twelve Months Ended December 31, 2014					Twelve Months Ended December 31, 2013
	GAAP (a)	Adjustments			Adjusted Non- GAAP	GAAP (a)	Adjustments			Adjusted Non- GAAP
Operating revenues	$3,165	$—			$3,165	$3,065	$—			$3,065
Operating expenses
Purchased power and fuel	1,417	—			1,417	1,421	—			1,421
Operating and maintenance	717	(2)	(b	)	715	634	3	(b	)	637
Depreciation and amortization	371	—			371	348	—			348
Taxes other than income	221	—			221	213	—			213

Total operating expenses	2,726	(2)			2,724	2,616	3			2,619

Operating income (loss)	439	2			441	449	(3)			446

Other income and (deductions)
Interest expense	(106)	—			(106)	(122)	—			(122)
Other, net	18	—			18	17	—			17

Total other income and (deductions)	(88)	—			(88)	(105)	—			(105)

Income before income taxes	351	2			353	344	(3)			341
Income taxes	140	1	(b	)	141	134	(1)	(b	)	133

Net income	211	1			212	210	(2)			208
Preference stock dividends	13	—			13	13	—			13

Net income attributable to common shareholders	$198	$1			$199	$197	$(2)			$195

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs associated with mergers and acquisitions, including professional fees, employee-related expenses, integration activities, upfront credit facilities, merger commitments, and certain pre-acquisition contingencies related to the Constellation merger in 2013 and the pending PHI acquisition in 2014.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Other (a)
	Three Months Ended December 31, 2014				Three Months Ended December 31, 2013
	GAAP (b)	Adjustments		Adjusted Non- GAAP	GAAP (b)	Adjustments		Adjusted Non- GAAP
Operating revenues	$(137)	$—		$(137)	$(265)	$—		$(265)
Operating expenses
Purchased power and fuel	(136)	—		(136)	(262)	—		(262)
Operating and maintenance	—	(8)	(c)	(8)	(3)	(1)	(c)	(4)
Depreciation and amortization	13	—		13	12	—		12
Taxes other than income	(4)	—		(4)	9	—		9

Total operating expenses	(127)	(8)		(135)	(244)	(1)		(245)

Gain on sales of assets	(2)	—		(2)	—	—		—

Operating loss	(12)	8		(4)	(21)	1		(20)

Other income and (deductions)
Interest expense	(114)	102	(c)	(12)	(14)	—		(14)
Other, net	(1)	—		(1)	10	—		10

Total other income and (deductions)	(115)	102		(13)	(4)	—		(4)

Loss before income taxes	(127)	110		(17)	(25)	1		(24)

Income (benefit) taxes	(13)	33	(c),(e), (f),(g)	20	7	(15)	(g)	(8)

Net loss	$(114)	$77		$(37)	$(32)	$16		$(16)

	Twelve Months Ended December 31, 2014				Twelve Months Ended December 31, 2013 (b)
	GAAP (c)	Adjustments		Adjusted Non- GAAP	GAAP (c)	Adjustments		Adjusted Non- GAAP
Operating revenues	$(787)	$—		$(787)	$(1,371)	$(6)	(e)	$(1,377)
Operating expenses
Purchased power and fuel	(777)	—		(777)	(1,368)	—		(1,368)
Operating and maintenance	(10)	(51)	(c),(d)	(61)	(14)	(19)	(c),(d)	(33)
Depreciation and amortization	53	—		53	52	—		52
Taxes other than income	16	—		16	36	—		36

Total operating expenses	(718)	(51)		(769)	(1,294)	(19)		(1,313)

Gain on sale of assets	(2)	—		(2)	—	—		—
Operating loss	(71)	51		(20)	(77)	13		(64)

Other income and (deductions)
Interest expense	(169)	131	(c)	(38)	(183)	81	(h)	(102)
Other, net	7	—		7	56	—		56

Total other income and (deductions)	(162)	131		(31)	(127)	81		(46)

Loss before income taxes	(233)	182		(51)	(204)	94		(110)
Income taxes	(63)	61	(c),(d), (e),(f), (g)	(2)	(19)	(29)	(c),(d), (e),(g), (h)	(48)

Net loss	$(170)	$121		$(49)	$(185)	$123		$(62)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	Results reported in accordance with GAAP.
(c)	Adjustment to exclude certain costs associated with mergers and acquisitions, including professional fees, employee-related expenses, integration activities, upfront credit facilities, merger commitments, and certain pre-acquisition contingencies, if and when applicable to the Constellation merger in 2013 and the Constellation merger, CENG integration, Integrys acquisition and pending PHI acquisition in 2014.
(d)	Adjustment to exclude a charge to earnings related to the impairment of investments in long-term leases in both 2014 and 2013.
(e)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(f)	Adjustment to exclude the impacts associated with the sale or retirement of generating stations.
(g)	Adjustment to exclude the non-cash impact of the reassessment of state deferred income taxes, primarily as a result of changes in forecasted apportionment.
(h)	Adjustment to exclude a non-cash charge to earnings resulting from the first quarter 2013 remeasurement of a like-kind exchange tax position taken on ComEd’s 1999 sale of fossil generating assets.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended,
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Supply (in GWhs)
Nuclear Generation
Mid-Atlantic (a)	15,768	15,993	14,912	12,136	11,900
Midwest	23,777	24,379	22,719	23,125	23,429
New York (a)	4,988	4,891	3,766	—	—

Total Nuclear Generation	44,533	45,263	41,397	35,261	35,329
Fossil and Renewables (a)
Mid-Atlantic	2,268	2,385	3,165	3,207	2,951
Midwest	424	212	319	417	363
New England	411	1,789	1,299	1,734	1,763
New York	1	1	1	1	—
ERCOT	1,624	2,331	1,553	1,656	1,582
Other (c)	1,999	2,285	2,041	1,630	1,064

Total Fossil and Renewables	6,727	9,003	8,378	8,645	7,723
Purchased Power
Mid-Atlantic (b)	929	1,110	810	3,233	3,955
Midwest	513	260	520	711	498
New England	4,763	3,231	2,290	2,070	2,605
New York (b)	—	—	—	2,857	3,493
ERCOT	1,966	2,184	2,518	3,440	2,792
Other (c)	3,389	4,397	3,654	3,355	2,986

Total Purchased Power	11,560	11,182	9,792	15,666	16,329
Total Supply/Sales by Region (e)
Mid-Atlantic (d)	18,965	19,488	18,887	18,576	18,806
Midwest (d)	24,714	24,851	23,558	24,253	24,290
New England	5,174	5,020	3,589	3,804	4,368
New York	4,989	4,892	3,767	2,858	3,493
ERCOT	3,590	4,515	4,071	5,096	4,374
Other (c)	5,388	6,682	5,695	4,985	4,050

Total Supply/Sales by Region	62,820	65,448	59,567	59,572	59,381

	Three Months Ended,
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014 (g)	December 31, 2013(g)
Outage Days (f)
Refueling	97	18	108	52	94
Non-refueling	8	20	44	20	33

Total Outage Days	105	38	152	72	127

(a)	Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG). Nuclear generation includes physical volumes of 3,902 GWh, 3,726 GWh, and 3,780 GWh in the Mid-Atlantic and 4,988 GWh, 4,891 GWh, and 3,766 GWh in New York for the three months ended December 31, 2014, September 30, 2014, and June 30, 2014, respectively for CENG.
(b)	Purchased power includes physical volumes of 2,489 GWh and 3,226 GWh in the Mid-Atlantic and 2,857 GWh and 3,051 GWh in New York as a result of the PPA with CENG for the three months ended March 31, 2014 and December 31, 2013, respectively. CENG volumes are included in nuclear generation beginning April 1, 2014.
(c)	Other Regions includes South, West and Canada, which are not considered individually significant.
(d)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.
(e)	Total sales do not include physical trading volumes of 2,442 GWh, 3,006 GWh, 2,629 GWh, 2,494 GWh, and 2,696 GWh for the three months ended December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014, and December 31, 2013, respectively.
(f)	Outage days exclude Salem.
(g)	Outage days exclude CENG

EXELON CORPORATION

Exelon Generation Statistics

Twelve Months Ended December 31, 2014

	December 31, 2014	December 31, 2013
Supply (in GWhs)
Nuclear Generation
Mid-Atlantic (a)	58,809	48,881
Midwest	94,000	93,245
New York (a)	13,645	—

Total Nuclear Generation	166,454	142,126
Fossil and Renewables (a)
Mid-Atlantic	11,025	11,714
Midwest	1,372	1,478
New England	5,233	10,896
New York	4	—
ERCOT	7,164	6,453
Other (c)	7,955	6,664

Total Fossil and Renewables	32,753	37,205
Purchased Power
Mid-Atlantic (b)	6,082	14,092
Midwest	2,004	4,408
New England	12,354	7,655
New York (b)	2,857	13,642
ERCOT	10,108	15,063
Other (c)	14,795	14,931

Total Purchased Power	48,200	69,791
Total Supply/Sales by Region (e)
Mid-Atlantic (d)	75,916	74,687
Midwest (d)	97,376	99,131
New England	17,587	18,551
New York	16,506	13,642
ERCOT	17,272	21,516
Other (c)	22,750	21,595

Total Supply/Sales by Region	247,407	249,122

(a)	Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG). Nuclear generation for the twelve months ended December 31, 2014 includes physical volumes of 11,408 GWh in Mid-Atlantic and 13,645 GWh in New York for CENG.
(b)	Purchased power includes physical volumes of 2,489 GWh and 12,067 GWh in the Mid-Atlantic and 2,857 GWh and 12,165 GWh in New York as a result of the PPA with CENG for the twelve months ended December 31, 2014 and 2013, respectively.
(c)	Other Regions includes South, West and Canada, which are not considered individually significant.
(d)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.
(e)	Total sales do not include physical proprietary trading volumes of 10,571 GWh and 8,762 GWh for the twelve months ended December 31, 2014 and 2013, respectively.

EXELON CORPORATION

ComEd Statistics

Three Months Ended December 31, 2014 and 2013

	Electric Deliveries (in GWhs)				Revenue (in millions)
				Weather-
				Normal
	2014	2013	% Change	% Change	2014	2013	% Change
Retail Deliveries and Sales (a)
Residential	6,310	6,646	(5.1)%	(3.2)%	502	485	3.5%
Small Commercial & Industrial	7,690	7,920	(2.9)%	(1.6)%	301	303	(0.7)%
Large Commercial & Industrial	6,738	6,752	(0.2)%	1.2%	91	100	(9.0)%
Public Authorities & Electric Railroads	357	358	(0.3)%	1.1%	11	13	(15.4)%

Total Retail	21,095	21,676	(2.7)%	(1.2)%	905	901	0.4%

Other Revenue (b)					174	167	4.2%

Total Electric Revenue					$1,079	$1,068	1.0%

Purchased Power					262	243	7.8%

				% Change
	2014	2013	Normal	From 2013	From Normal
Heating and Cooling Degree-Days
Heating Degree-Days	2,347	2,487	2,293	(5.6)%	2.4%
Cooling Degree-Days	3	25	11	(88.0)%	(72.7)%

Twelve Months Ended December 31, 2014 and 2013

	Electric Deliveries (in GWhs)				Revenue (in millions)
				Weather-
				Normal
	2014	2013	% Change	% Change	2014	2013	% Change
Retail Deliveries and Sales (a)
Residential	27,230	27,800	(2.1)%	0.3%	$2,074	$2,073	—%
Small Commercial & Industrial	32,146	32,305	(0.5)%	(0.3)%	1,335	1,250	6.8%
Large Commercial & Industrial	27,847	27,684	0.6%	0.7%	434	427	1.6%
Public Authorities & Electric Railroads	1,358	1,355	0.2%	(0.7)%	46	48	(4.2)%

Total Retail	88,581	89,144	(0.6)%	0.2%	3,889	3,798	2.4%

Other Revenue (b)					675	666	1.4%

Total Electric Revenue					$4,564	$4,464	2.2%

Purchased Power					$1,177	$1,174	0.3%

				% Change
	2014	2013	Normal	From 2013	From Normal
Heating and Cooling Degree-Days
Heating Degree-Days	7,027	6,603	6,341	6.4%	10.8%
Cooling Degree-Days	799	933	842	(14.4)%	(5.1)%

	2014	2013
Number of Electric Customers
Residential	3,502,386	3,480,398
Small Commercial & Industrial	369,053	367,569
Large Commercial & Industrial	1,998	1,984
Public Authorities & Electric Railroads	4,815	4,853

Total	3,878,252	3,854,804

(a)	Reflects delivery volume and revenue from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenue also reflects the cost of energy and transmission.
(b)	Other revenue primarily includes transmission revenue from PJM. Other items include rental revenue, revenue related to late payment charges, revenue from other utilities for mutual assistance programs and recoveries of environmental costs associated with MGP sites.

EXELON CORPORATION

PECO Statistics

Three Months Ended December 31, 2014 and 2013

	Electric and Gas Deliveries				Revenue (in millions)
				Weather-
				Normal
	2014	2013	% Change	% Change	2014	2013	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	3,022	3,207	(5.8)%	(2.0)%	$360	$395	(8.9)%
Small Commercial & Industrial	1,927	1,990	(3.2)%	(0.6)%	104	109	(4.6)%
Large Commercial & Industrial	3,706	3,742	(1.0)%	(0.3)%	48	51	(5.9)%
Public Authorities & Electric Railroads	215	218	(1.4)%	(1.4)%	8	7	14.3%

Total Retail	8,870	9,157	(3.1)%	(1.0)%	520	562	(7.5)%

Other Revenue (b)					56	60	(6.7)%

Total Electric Revenue					576	622	(7.4)%

Gas (in mmcfs)
Retail Deliveries and Sales
Retail Sales (c)	18,247	18,725	(2.6)%	2.3%	164	176	(6.8)%
Transportation and Other	7,084	7,209	(1.7)%	0.8%	10	7	42.9%

Total Gas	25,331	25,934	(2.3)%	1.9%	174	183	(4.9)%

Total Electric and Gas Revenues					$750	$805	(6.8)%

Purchased Power and Fuel					$301	$347	(13.3)%

				% Change
	2014	2013	Normal	From 2013	From Normal
Heating and Cooling Degree-Days
Heating Degree-Days	1,498	1,577	1,629	(5.0)%	(8.0)%
Cooling Degree-Days	25	65	19	(61.5)%	31.6%

Twelve Months Ended December 31, 2014 and 2013

	Electric and Gas Deliveries				Revenue (in millions)
				Weather-
				Normal
	2014	2013	% Change	% Change	2014	2013	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	13,222	13,341	(0.9)%	0.5%	$1,555	$1,592	(2.3)%
Small Commercial & Industrial	8,025	8,101	(0.9)%	—%	423	433	(2.3)%
Large Commercial & Industrial	15,310	15,379	(0.4)%	(0.1)%	217	224	(3.1)%
Public Authorities & Electric Railroads	937	930	0.8%	0.8%	32	30	6.7%

Total Retail	37,494	37,751	(0.7)%	0.1%	2,227	2,279	(2.3)%

Other Revenue (b)					221	221	—%

Total Electric Revenue					2,448	2,500	(2.1)%

Gas (in mmcfs)
Retail Deliveries and Sales
Retail Sales (c)	62,734	57,613	8.9%	2.2%	608	562	8.2%
Transportation and Other	27,208	28,089	(3.1)%	(1.0)%	38	38	—%

Total Gas	89,942	85,702	4.9%	1.2%	646	600	7.7%

Total Electric and Gas Revenues					$3,094	$3,100	(0.2)%

Purchased Power and Fuel					$1,261	$1,300	(3.0)%

				% Change
	2014	2013	Normal	From 2013	From Normal
Heating and Cooling Degree-Days
Heating Degree-Days	4,749	4,474	4,603	6.1%	3.2%
Cooling Degree-Days	1,311	1,411	1,301	(7.1)%	0.8%

Number of Electric Customers	2014	2013	Number of Gas Customers	2014	2013
Residential	1,434,011	1,423,068	Residential	462,663	458,356
Small Commercial & Industrial	149,149	149,117	Commercial & Industrial	42,686	42,174

Large Commercial & Industrial	3,103	3,105	Total Retail	505,349	500,530

Public Authorities & Electric Railroads	9,734	9,668	Transportation	855	909

Total	1,595,997	1,584,958	Total	506,204	501,439

(a)	Reflects delivery volume and revenue from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenue.
(c)	Reflects delivery volume and revenue from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.

EXELON CORPORATION

BGE Statistics

Three Months Ended December 31, 2014 and 2013

	Electric and Gas Deliveries			Revenue (in millions)
	2014	2013	% Change	2014	2013	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	2,952	3,227	(8.5)%	$327	$347	(5.8)%
Small Commercial & Industrial	743	735	1.1%	63	60	5.0%
Large Commercial & Industrial	3,311	3,293	0.5%	114	106	7.5%
Public Authorities & Electric Railroads	75	78	(3.8)%	8	8	—%

Total Retail	7,081	7,333	(3.4)%	512	521	(1.7)%

Other Revenue (b)				55	71	(22.5)%

Total Electric Revenue				567	592	(4.2)%

Gas (in mmcfs)
Retail Deliveries and Sales (c)
Retail Sales	27,716	28,166	(1.6)%	183	180	1.7%
Transportation and Other (d)	1,733	4,082	(57.5)%	11	22	(50.0)%

Total Gas	29,449	32,248	(8.7)%	194	202	(4.0)%

Total Electric and Gas Revenues				$761	$794	(4.2)%

Purchased Power and Fuel				$323	$362	(10.8)%

				% Change
	2014	2013	Normal	From 2013	From Normal
Heating and Cooling Degree-Days
Heating Degree-Days	1,652	1,690	1,681	(2.2)%	(1.7)%
Cooling Degree-Days	16	39	25	(59.0)%	(36.0)%

Twelve Months Ended December 31, 2014 and 2013

	Electric and Gas Deliveries			Revenue (in millions)
	2014	2013	% Change	2014	2013	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	12,974	13,077	(0.8)%	$1,404	$1,404	—%
Small Commercial & Industrial	3,086	3,035	1.7%	271	257	5.4%
Large Commercial & Industrial	14,191	14,339	(1.0)%	491	439	11.8%
Public Authorities & Electric Railroads	311	317	(1.9)%	32	31	3.2%

Total Retail	30,562	30,768	(0.7)%	2,198	2,131	3.1%

Other Revenue (b)				262	274	(4.4)%

Total Electric Revenue				2,460	$2,405	2.3%

Gas (in mmcfs)
Retail Deliveries and Sales (c)
Retail Sales	99,194	94,020	5.5%	622	592	5.1%
Transportation and Other (d)	9,242	12,210	(24.3)%	83	68	22.1%

Total Gas	108,436	106,230	2.1%	705	660	6.8%

Total Electric and Gas Revenues				$3,165	$3,065	3.3%

Purchased Power and Fuel				$1,417	$1,421	(0.3)%

				% Change
	2014	2013	Normal	From 2013	From Normal
Heating and Cooling Degree-Days
Heating Degree-Days	5,091	4,744	4,662	7.3%	9.2%
Cooling Degree-Days	732	869	876	(15.8)%	(16.4)%

Number of Electric Customers	2014	2013	Number of Gas Customers	2014	2013
Residential	1,125,369	1,120,431	Residential	609,626	611,532
Small Commercial & Industrial	112,972	112,850	Commercial & Industrial	44,200	44,162

Large Commercial & Industrial	11,730	11,652	Total Retail	653,826	655,694
Public Authorities & Electric Railroads	290	292	Transportation	—	—

Total	1,250,361	1,245,225	Total	653,826	655,694

(a)	Reflects delivery volume and revenue from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes wholesale transmission revenue and late payment charges.
(c)	Reflects delivery volume and revenue from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.
(d)	Transportation and other gas revenue includes off-system revenue of 1,733 mmcfs ($11 million) and 4,082 mmcfs ($19 million) for the three months ended December 31, 2014 and 2013, respectively, and 9,242 mmcfs ($72 million) and 12,210 mmcfs ($55 million) for the twelve months ended December 31, 2014 and 2013, respectively.